Exhibit 10.2

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

December 1, 2010,

among

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

HARMAN HOLDING GMBH & CO. KG

THE SUBSIDIARIES OF HARMAN INTERNATIONAL INDUSTRIES,

INCORPORATED

IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Schedules

Schedule I	Subsidiary Loan Parties
Schedule II	Pledged Stock; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Perfection Certificate
Exhibit III	Form of Patent and Trademark Security Agreement
Exhibit IV	Form of Copyright Security Agreement

GUARANTEE AND COLLATERAL AGREEMENT dated as of December 1, 2010 (this “Agreement”), among HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, HARMAN HOLDING GMBH & CO. KG, the Subsidiaries from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Multi-Currency Credit Agreement dated as of December 1, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Harman International Industries, Incorporated, a Delaware corporation (the “Company”), Harman Holding GmbH & Co. KG, a company organized under the laws of Germany (the “Additional Borrower”), the Lenders party thereto, the other parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties are Affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement. Each term defined in the New York UCC and not defined in this Agreement shall have the meaning specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in subsection 1.2 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.

“Additional Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Auditing Period” has the meaning assigned to such term in Section 2.04(h).

“Auditor’s Determination” has the meaning assigned to such term in Section 2.04(d).

“Auditor’s Evaluation” has the meaning assigned to such term in Section 2.04(h).

“Capital Impairment” has the meaning assigned to such term in Section 2.04.

“Capital Stock” means, when used in this Agreement, the Capital Stock of any Subsidiary.

“Cash” has the meaning assigned to such term in Section 2.04(h).

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Company” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Contributing Party” has the meaning assigned to such term in Section 6.02.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any third party any right now or hereafter under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, or that a third party now or hereafter otherwise has the right to license and all rights of such Grantor under any such agreement.

“Copyrights” means, with respect to any Grantor, all of the following now owned or hereafter acquired by such Grantor: (a) all copyright rights including any economic or moral rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country), including, in the case of clauses (a) and (b), those listed on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Domestic Secured Obligations” means all the Secured Obligations of the Company and any Domestic Subsidiary, in each case, other than in respect of any guarantee of the obligations of any Foreign Subsidiary.

“Enforcement Notice” has the meaning assigned to such term in Section 2.04(d).

“Excluded Deposit Accounts” means any Deposit Account the funds in which are used, in the ordinary course of business, primarily for, and do not at any time exceed amounts reasonably required for, the payment of salaries and wages, workers’ compensation and similar expenses.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“First-Tier Subsidiary” means any Subsidiary the Capital Stock of which is directly owned by the Company or any other US Guarantor.

“Foreign Guarantors” means the Additional Borrower (except with respect to the obligations of the Additional Borrower) and each Subsidiary Loan Party that is a Foreign Subsidiary.

“Foreign Secured Obligations” means all the Secured Obligations of the Additional Borrower and any Foreign Guarantor.

“German GmbH & Co. KG Guarantor” means a Foreign Guarantor incorporated or formed under the laws of Germany and constituted in the form of a limited partnership with a limited liability company as general partner (GmbH & Co. KG).

“German GmbH Guarantor” means a Foreign Guarantor incorporated or formed under the laws of Germany and constituted in the form of a limited liability company (GmbH).

“German Guarantors” means the German GmbH Guarantors and the German GmbH & Co. KG Guarantors.

“Grantor” means the Company, the Additional Borrower, the other US Guarantors and the Foreign Guarantors.

“Guaranteed Obligations” means:

(i) in the case of the Additional Borrower, the obligations of the Designated Foreign Subsidiaries in respect of all the Secured Hedging Agreement Obligations, all the Secured Cash Management Obligations and all the Secured Other Facility Obligations;

(ii) in the case of the Foreign Guarantors (other than the Additional Borrower), (A) the Loan Document Obligations of the Additional Borrower and (B) the obligations of the Additional Borrower and the Designated Foreign Subsidiaries in respect of all the Secured Hedging Agreement Obligations, all the Secured Cash Management Obligations and all the Secured Other Facility Obligations;

(iii) in the case of the Company, (A) the Loan Document Obligations of the Additional Borrower and (B) the obligations of the other Loan Parties and the other Subsidiaries in respect of all the Secured Hedging Agreement Obligations, all the Secured Cash Management Obligations and all the Secured Other Facility Obligations;

(iv) in the case of the US Guarantors (other than the Company), (A) the Loan Document Obligations of the Borrowers and (B) the obligations of the Loan Parties and the other Subsidiaries in respect of all the Secured Hedging Agreement Obligations, all the Secured Cash Management Obligations and all the Secured Other Facility Obligations.

“Guarantors” means the US Guarantors and the Foreign Guarantors.

“Harman LLC Agreement” means the Limited Liability Company Agreement of Harman KG Holding, LLC, dated as of March 27, 2009 (as amended, supplemented or replaced from time to time).

“Harman Trust Agreement” means the Trust Agreement between Harman International Industries, Incorporated, as Trustor, and Harman KG Holding, LLC, as Trustee, dated as of March 31, 2009 (as amended, supplemented or replaced from time to time).

“IP Security Agreements” has the meaning assigned to such term in Section 4.02(b).

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions.

“License” means any Intellectual Property license or sublicense agreement to which any Grantor is a party.

“Loan Document Obligations” means the due and punctual payment and performance (i) by the Company of the Company Obligations and (ii) by the Additional Borrower of the Additional Borrower Obligations (including, in each case, monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Management Determination” has the meaning assigned to such term in Section 2.04(d).

“Management Evaluation” has the meaning assigned to such term in Section 2.04(h).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use, sell, offer for sale or import any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor now or hereafter otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use, sell, offer for sale or import any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by such Grantor: (a) all pending patent applications or issued patents of the United States or any foreign country, all registrations and recordings thereof, including those listed on Schedule III, and (b) all continuation applications, divisional applications, continuation-in-part applications, those issued patents that are subject to reissue or reexamination certificates, and the inventions disclosed or claimed therein, including the right to make, use sell, offer for sale or import the inventions.

“Payment Obligation” has the meaning assigned to such term in Section 2.04(a).

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer and the chief legal officer of the Company.

“Permitted Liens” has the meaning assigned to such term in Section 3.03.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates, or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Qualified CFC Holding Company” means any Wholly Owned Subsidiary of the Company or any Subsidiary Loan Party that is treated as a disregarded entity for U.S. federal income tax purposes, that (a) is in compliance with Qualified CFC Holding Company Limitation and (b) the primary asset of which consists of Capital Stock in either (i) a Foreign Subsidiary or (ii) a Delaware limited liability company that is in compliance with the Qualified CFC Holding Company Limitation and the primary asset of which consists of Capital Stock in a Foreign Subsidiary.

“Qualified CFC Holding Company Limitation” means that any Person (a) shall not have created, incurred or assumed any Indebtedness or created, incurred, assumed or suffered to exist any Lien on any of its assets except for Liens or Indebtedness created under the Loan Documents and (b) does not engage in any business or activity or acquire or hold any assets other than the Capital Stock of one or more Foreign Subsidiaries of the Company and/or one or more other Qualified CFC Holding Companies and the receipt and distribution of dividends and distributions in respect thereof.

“Secured Cash Management Obligations” means any obligations of any Loan Party in respect of overdrafts or other liabilities owed to a Lender or an Affiliate of a Lender arising from treasury, depository or cash management services.

“Secured Hedging Agreement Obligations” means all obligations of each Loan Party under each Hedging Agreement that is (i) in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into.

“Secured Obligations” means, with respect to any Grantor, its Loan Document Obligations, its Secured Cash Management Obligations, its Secured Hedging Agreement Obligations, its Secured Other Facility Obligations and its Guaranteed Obligations, as applicable.

“Secured Other Facility Obligations” means any Indebtedness or other financial obligations owed to any Lender or Affiliate of a Lender under any line of credit or other bilateral credit facility extended by such Lender or Affiliate to the Company or a Subsidiary, but only to the extent such Indebtedness shall have been incurred in compliance with the provisions of the Credit Agreement.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Issuing Bank, (d) each provider of treasury, depository or cash management services the liabilities in respect of which constitute Secured Cash Management Obligations, (e) each counterparty to any Hedging Agreement with a Loan Party the obligations under which constitute Secured Hedging Agreement Obligations, (f) each provider of any line of credit or other bilateral credit facility the obligations under which constitute Secured Other Facility Obligations, (g) each other person to which any Secured Obligation is owed and (h) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01(a).

“Subsidiary Loan Party” means each Subsidiary that is a party hereto on the date hereof and each Subsidiary that becomes a party hereto pursuant to Section 7.15.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Grantor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, including all common law rights, applications or registrations filed in the United States Patent and Trademark Office, any similar offices in any State of the United States, any other country or any political subdivision (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of Lanham Act has been filed, to the extent, if any, that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all related extensions or renewals, including those listed on Schedule III, (b) all associated goodwill and (c) all other intangible assets, rights and interests that uniquely reflect or embody such goodwill.

“US Guarantors” means the Company (except with respect to the obligations of the Company) and each Subsidiary Loan Party that is not a Foreign Subsidiary.

SECTION 1.03. Inconsistencies with Foreign Agreements or Foreign Law. Notwithstanding any other provision contained herein, in the event that any agreement made by any Grantor in this Agreement, or any right of the Administrative Agent under this Agreement, (a) shall be inconsistent with the provisions of any Foreign Pledge Agreement covering Pledged Stock of such Grantor or the provisions of any Collateral Document governed by foreign law with respect to the grant of a security interest in the Collateral owned by such Grantor, the provisions of such Foreign Pledge Agreement or such Collateral Document will control and, to the extent of such inconsistency, no Default or Event of Default will be deemed to occur as a result of any Grantor’s non-compliance with the applicable agreement contained herein; or (b) shall be contrary to the laws of the jurisdiction of organization of any Foreign Subsidiary that is the issuer of any Pledged Stock or owner of any Collateral, such agreement or right will, insofar as it relates to the Pledged Stock issued by such Foreign Subsidiary or any

Collateral owned by such Foreign Subsidiary and to the extent of such contrariety, be of no force or effect. Notwithstanding anything herein or in any Loan Document to the contrary, no Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or enforceability of any pledge of or security interest in any assets (including Capital Stock) of any Foreign Subsidiary, or as to the rights and remedies of the Administrative Agent or any Lender with respect thereto, in each case under any foreign law (other than, in the case of any other Loan Document, the laws of the jurisdiction by which such Loan Document is governed).

ARTICLE II

Guarantees

SECTION 2.01. Guarantees. Each Guarantor unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, to the Administrative Agent, for the ratable benefit of the Secured Parties, as a primary obligor and not merely as a surety, the due and punctual payment and performance of its Guaranteed Obligations. Each Guarantor further agrees that its Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. Each Guarantor waives presentment to, demand of payment from and protest to any Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. (a) Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrowers, any other party, or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of its Guaranteed Obligations, whether currently existing or hereafter incurred.

(b) As an original and independent obligation under this guarantee, each Guarantor shall:

(i) indemnify the Administrative Agent and each other Secured Party and its successors, endorsees, transferees and assigns and keep the Administrative Agent and each other Secured Party indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure of such Guarantor’s Secured Obligation to be paid when due or resulting from any of such Secured Obligations being or becoming void, voidable, unenforceable or ineffective against any Loan Party liable therefor (including, but without limitation, all legal and other costs, charges and expenses incurred by each Secured Party, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this guarantee); and

(ii) pay on demand the amount of such costs, losses, expenses and liabilities whether or not the Administrative Agent or any of the other Secured Parties has attempted to enforce any rights against any Loan Party or any other Person or otherwise.

SECTION 2.03. No Limitations. (a) Subject to Section 2.04 and except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.14, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, any impossibility in the performance of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for the Guaranteed Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Guaranteed Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Borrower or any other Loan Party or exercise any other right or remedy available to them against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the applicable Guaranteed Obligations in respect of which such Guarantor is liable have been fully and indefeasibly paid in full in cash or immediately available funds or the guarantee of such Guarantor has been terminated and released pursuant to Section 7.14. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. German Guarantee Limitations. (a) Each Secured Party agrees not to enforce against a German Guarantor any payment obligation arising out of the guarantee contained in Section 2.01 (the “Payment Obligation”) (i) if and to the extent such Payment Obligation secures obligations of an affiliated company (verbundenes Unternehmen) of such German Guarantor within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than any of the German Guarantor’s Subsidiaries) and (ii) if and to the extent the enforcement of such Payment Obligation would cause the German Guarantor’s or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s net assets (Reinvermögen), i.e., assets (the calculation of which shall include all items set forth in Section 266(2) A., B. and C. of the German Commercial Code (Handelsgesetzbuch)) minus liabilities and liability reserves (the calculation of which shall include all items set forth in Section 266(3) B., C. and D. of the German Commercial Code (Handelsgesetzbuch)) to fall below its stated share capital (Stammkapital) (Begründung einer Unterbilanz) or, if such net assets are already less than its stated share capital (Stammkapital), would cause such amount to be further reduced (Vertiefung einer Unterbilanz) (such event a “Capital Impairment”) and such enforcement would result in a violation of Section 30 of the German Act on Limited Liability Companies (Gesetz betreffend die Gesellschaften mit beschränkter Haftung – “GmbHG”) provided that for the purposes of calculating the amount to be enforced (if any) the following balance sheet items shall be adjusted as follows:

(i) the amount of any increase of stated share capital (Stammkapital) of the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, its general partner that has been effected without the prior written consent of the Administrative Agent shall be deducted from the stated share capital (Stammkapital);

(ii) liabilities arising from loans provided to the relevant German Guarantor by the Company or any of its Subsidiaries shall be disregarded if such loans are subordinated within the meaning of Section 39(2) of the German Insolvency Code (Insolvenzordnung); and

(iii) any loans and other contractual liabilities incurred by the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, its general partner in violation of the provisions of any of the Loan Documents shall be disregarded.

(b) Upon delivery of an Enforcement Notice (as defined below) and upon request of the Administrative Agent, the German Guarantor shall as soon as reasonably practicable and in any event within three months after such notice realize any asset that is shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset, which is not necessary for the German Guarantor’s business (betriebsnotwendig). After the expiry of such three months period the German Guarantor shall notify the Administrative Agent of the amount of the proceeds from the sale and submit an accompanying statement to the Administrative Agent stating the amount of the net assets (Reinvermögen) of the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, its general partner, and the amount by which such net assets (Reinvermögen) exceed its respective registered share capital, each recalculated (as of the date of delivery of an Enforcement Notice) for the purposes of paragraph (a) hereof to take into account such proceeds.

(c) The limitations set out in paragraph (a) hereof shall not apply:

(i) in relation to and to the extent the proceeds of any borrowings under the Credit Agreement have been on-lent, or otherwise passed on, to such German Guarantor or any of its Subsidiaries and have not been repaid; and

(ii) to a German Guarantor which is a party to a domination agreement (Beherrschungsvertrag) as dominated entity (beherrschtes Unternehmen) or obliged to transfer its profits pursuant to a profit and loss transfer agreement (Gewinnabführungsvertrag), provided that in such case the Secured Parties shall in any event be entitled to enforce the Payment Obligation up to the amount enforceable pursuant to paragraph (a) above but may enforce the Payment Obligation in a higher amount only to the extent that such enforcement would not result in a personal liability of any officer of the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, its general partner.

(d) The limitations set out in paragraph (a) hereof only apply if and to the extent that:

(i) within ten (10) Business Days following the notification by any Secured Party of its intention to enforce the Payment Obligation (the “Enforcement Notice”), the managing director(s) on behalf of the relevant German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, its general partner has/have confirmed in writing to the Administrative Agent to what extent the Payment Obligation cannot be enforced as it would cause a Capital Impairment within the meaning of paragraph (a) above (taking into account the adjustments set out in paragraph (a)(i) to (iii) above) and such confirmation is supported by evidence reasonably satisfactory to the Administrative Agent (the “Management Determination”) and the Administrative Agent (acting on behalf of the relevant Secured Party) has not contested this; or

(ii) within twenty (20) Business Days from the date the Administrative Agent has contested the Management Determination, the Administrative Agent

receives a determination by the German Guarantor’s auditors of the amount that could have been enforced on the date the Enforcement Notice without causing a Capital Impairment within the meaning of paragraph (a) above (the “Auditor’s Determination”). The amount determined in the Auditor’s Determination shall (except for manifest error) be binding for the Loan Parties and the Secured Parties. The costs of the Auditor’s Determination shall be borne by the relevant German Guarantor.

(e) If the Administrative Agent disagrees with the Auditor’s Determination, the Secured Parties shall be entitled to enforce the Payment Obligation up to the amount which is undisputed between themselves and the German Guarantor. In relation to the amount which is disputed, the Secured Parties shall be entitled to further pursue their claims (if any) and the German Guarantor shall be entitled to prove that this amount is necessary for maintaining its or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s stated share capital (Stammkapital) without violation of Section 30 GmbHG (calculated as of the date that the Enforcement Notice was given).

(f) If the Payment Obligation was enforced without limitation because the Management Determination and/or the Auditor’s Determination (as the case may be) was not delivered within the relevant time or for any other reason, the Secured Parties shall promptly upon demand by the relevant German Guarantor repay to such German Guarantor any amount which is necessary pursuant to Section 30 GmbHG to maintain the stated share capital (Stammkapital) of the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, its general partner, calculated as of the date that the Enforcement Notice was given provided the relevant Secured Party has received a corresponding amount by the relevant German Guarantor as a consequence of enforcement of the relevant Payment Obligation.

(g) Furthermore, each Secured Party agrees not to enforce against a German Guarantor any Payment Obligation if and to the extent (i) such Payment Obligation secures obligations of an affiliated company (verbundenes Unternehmen) of such German Guarantor within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than any of the relevant German Guarantor’s subsidiaries) and (ii) such enforcement would result in the illiquidity of the German Guarantor (Zahlungsunfähigkeit) in the meaning of Section 17 subsection 2 German Insolvency Code (Insolvenzordnung) and (iii) such enforcement would provoke the liability of the managing director(s) of the German Guarantor under Section 64 sentence 3 GmbHG, provided that for the purposes of calculating illiquidity in the meaning of this paragraph

(i) any liabilities of the relevant German Guarantor to the Company or any of its Subsidiaries shall be disregarded if and to the extent these liabilities were – with respect to the ordinary course of business – created or not realized in abusive interference with the relevant German Guarantor’s liquidity, particularly in order to avoid the enforcement by the German Guarantor, or if the due date of the respective liabilities deviates from the due dates usually agreed between the parties with respect to their ordinary course of business, and

(ii) any outstanding claims - including any rights of recourse - of the relevant German Guarantor against the Company or any of its Subsidiaries that would not be considered under Section 17 subsection 2 German Insolvency Code particularly due to lacking maturity, deferral or enforceability (Durchsetzbarkeit) shall be considered as disposable liquidity of such German Guarantor (frei verfügbare Liquidität), if and to the extent these claims were – with respect to the ordinary course of business – created or not realized in abusive interference with the relevant German Guarantor’s liquidity, particularly in order to avoid the enforcement by a Secured Party, or if the due date or the contractual enforceability of the respective claims deviates from the usual agreements between the parties with respect to their ordinary course of business, and

(iii) any payments effected by the relevant German Guarantor to the Company or any of its Subsidiaries that were beyond the ordinary course of business (gewöhnlicher Geschäftsverlauf) shall be regarded as disposable liquidity of the relevant German Guarantor (frei verfügbare Liquidität).

(h) The limitation set out in Clause (g) shall only apply if and to the extent that:

(i) within ten (10) Business Days after the receipt of the Enforcement Notice by the relevant German Guarantor, the managing director(s) on behalf of such German Guarantor has/have confirmed in writing to the respective Secured Party:

(1) the extent to which the Security secures obligations of an affiliated company (verbundenes Unternehmen) of the relevant German Guarantor within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than any of the relevant German Guarantor’s subsidiaries); and to what extent the Security cannot be enforced as this would result in the illiquidity of the relevant German Guarantor and the liability of the directors within the meaning of Clause (g) and such confirmation is supported by evidence reasonably satisfactory to the Secured Party; and

(2) such confirmation is supported by evidence by means of unaudited liquidity statements (Liquiditätsbilanz) in which the current cash and cash equivalents (together “Cash”) and the cash available within the next three weeks are opposed to the liabilities which will become due within the next three weeks and a liquidity schedule (Liquiditätsplan) showing the liquidity of the relevant German Guarantor for the preceding 12 months and the expected liquidity during the subsequent two months (the liquidity statements and the liquidity schedule jointly the “Management Evaluation”) and the Secured Party has not contested this; and

(3) that all reasonable measures within ordinary course of business have been taken or will promptly be taken – including the realisation of assets of the relevant German Guarantor – in order to increase the liquidity of the German Guarantor and this confirmation is supported by reasonable evidence, or

(ii) within twenty (20) Business Days from the date on which a Secured Party has contested the Management Evaluation made in accordance with this Clause (h) (i) (the “Auditing Period”), the Secured Party receives liquidity statements with an auditor’s confirmation of the amount that could have been enforced on the date of the Enforcement Notice without causing illiquidity within the meaning of Clause (g) (the “Auditor’s Evaluation”). For the avoidance of doubt, in case the Management Evaluation is contested, the Secured Party shall not enforce the payment obligations created hereunder (Versprechen, zeitweilig nicht zu vollstrecken) prior to the expiry of the Auditing Period. The costs of the Auditor’s Evaluation shall be borne by the relevant German Guarantor.

(i) If a Secured Party disagrees with the Auditor’s Evaluation, the Secured Party shall be entitled to enforce the Security up to the amount which is undisputed between itself and the relevant German Guarantor. In relation to the amount which is disputed, and if and to the extent the factual basis for the Management Evaluation and the Auditor’s Evaluation particularly with regard to the liquidity of the relevant German Guarantor has changed after the point in time to which the Auditor’s Evaluation relates, the Secured Party shall be entitled to further pursue its claims (if any) and the relevant German Guarantor shall be entitled to prove that this amount is necessary for avoiding illiquidity in the meaning of Section 17 subsection 2 German Insolvency Code (Insolvenzordnung) (calculated in accordance with Clause (g)). The Auditor’s Evaluation does not prevent the Secured Party from initiating court proceedings if it holds that the prerequisites of an abusive interference as set forth in Section (g) (i) and (ii) are met.

(j) No reduction of the amount enforceable under this guarantee in accordance with the above limitations will prejudice the rights of the Secured Parties to continue enforcing the guarantee (subject always to the operation of the limitation set out above at the time of such enforcement) until full satisfaction of the guaranteed claims. For the avoidance of doubt, nothing in this Section 2.04 shall affect the right of the Secured Parties (or any of them) to accelerate the Loans pursuant to Section 9 of the Credit Agreement or to enforce the security granted under any Collateral Document.

SECTION 2.05. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of its Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of any Borrower, any other Loan Party or otherwise.

SECTION 2.06. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Loan Party to pay its Guaranteed Obligation as expressly contemplated by Section 2.01 when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of its unpaid Guaranteed Obligation owed. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against any Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.07. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of each of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Certain Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of its Secured Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the following:

(a) (i) the shares of Capital Stock directly owned by such Grantor on the date hereof (including those listed opposite the name of such Grantor on Schedule II), (ii) any other Capital Stock obtained in the future by such Grantor and (iii) the certificates representing all such Capital Stock (collectively, the “Pledged Stock”); provided that with respect to any Domestic Secured Obligations, the Pledged Stock shall not include (A) more than 66% of the issued and outstanding voting Capital Stock of any Foreign Subsidiary that is a First-Tier Subsidiary, (B) more than 66% of the issued and outstanding voting Capital Stock of any Qualified CFC Holding Company that is a First Tier Subsidiary, (C) any issued and outstanding Capital Stock of any Foreign Subsidiary that is not a First Tier Subsidiary, or (D) any issued and outstanding Capital Stock of any Qualified CFC Holding Company that is not a First Tier Subsidiary; provided further, that it is the intent of this Agreement that not more than 66% of the issued and outstanding voting Capital Stock of the Additional Borrower directly or indirectly owned by the Company shall be pledged hereunder with respect to any Domestic Secured Obligations, and to give effect to such intent, 100% of the limited partnership interests issued by the Additional Borrower that are owned by the Company shall be pledged hereunder and none of the voting Capital Stock of Harman KG Holding, LLC that is owned by the Company (and, for the avoidance of doubt, none of the general partner interests issued by the Additional Borrower) shall be pledged hereunder, in each case to secure Domestic Secured Obligations, (b)(i) the debt securities and inter-company loans or advances owned by such Grantor (including those listed opposite the name of such Grantor on Schedule II), (ii) any debt securities or inter-company loans or advances in the future held by or owed to such Grantor and (iii) all promissory notes and any other instruments evidencing any such debt securities or inter-company loans or advances (collectively, the “Pledged Debt Securities”); (c) subject to the provisos in clause (a) above, all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 3.01; (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities or instruments referred to in clauses (a) and (b) above; (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any and all of the foregoing (the items referred to in the foregoing clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”). Notwithstanding anything to the contrary, no pledge or security interest is created hereby in, and the Pledged Collateral, Pledged Stock and Pledged Debt Securities shall not include, any property that would be excluded pursuant to Section 4.01(d) of this Agreement.

SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Administrative Agent, for the ratable benefit of the Secured Parties, any and all Pledged Securities to the extent that such Pledged Securities are either (i) certificated Capital Stock or (ii) in the case of promissory notes, required to be delivered pursuant to paragraph (b) of this Section 3.02.

(b) (i) All Indebtedness of the Company and each Subsidiary owing to any Loan Party shall be evidenced by a promissory note (which may be a global intercompany note) and (ii) all such Indebtedness described under clause (i), and all Indebtedness of any other Person (other than any such Indebtedness that, individually, has a principal amount of less than $5,000,000) owing to any Loan Party that is evidenced by a promissory note of which a Responsible Officer is aware shall be pledged and delivered to the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Administrative Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) shall be accompanied by undated stock powers duly executed by the applicable Grantor in blank or other instruments of transfer satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied by undated proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities so delivered, which schedule shall be attached hereto as Schedule II and made a part hereof, provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the ratable benefit of the Secured Parties, that:

(a) Schedule II sets forth, as of the date hereof, a true and complete list, with respect to each Grantor, of (i) all the Capital Stock owned by such Grantor and the percentage of the issued and outstanding units of each class of the Capital Stock of the issuer thereof represented by the Pledged Stock owned by such Grantor and (ii) all Pledged Debt Securities required to be delivered to the Administrative Agent pursuant to Section 3.02;

(b) the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary or Affiliate of such Subsidiary, to the best of each Grantor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary or Affiliate of such Subsidiary, to the best of each Grantor’s knowledge), are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement, Liens permitted under subsection 8.3 of the Credit Agreement (“Permitted Liens”), and transfers made in compliance with the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, Permitted Liens, and transfers made in compliance with, the Credit Agreement, and (iv) subject to the rights of such Grantor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and Permitted Liens), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents, the Harman LLC Agreement or securities laws generally, the Pledged Stock and, to the extent issued by the Company or any of its Subsidiaries, the Pledged Debt Securities are and will continue to be freely transferable and assignable, and none of the Pledged Stock or, to the extent issued by the Company or any of its Subsidiaries, the Pledged Debt Securities is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent, for the ratable benefit of the Secured Parties, in accordance with this Agreement, the Administrative Agent will obtain, for the ratable benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, subject only to Permitted Liens, as security for the payment and performance of the Secured Obligations; and

(h) subject to applicable local law in the case of any Foreign Guarantor and any Capital Stock issued by any Foreign Subsidiary, this Agreement is effective to vest in the Administrative Agent, for the ratable benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.

SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. To the extent any interest in a limited liability company or limited partnership that is a Domestic Subsidiary and that is controlled by any Grantor is represented by a certificate and is pledged hereunder, each such interest shall be a “security” within the meaning of Article 8 of the New York UCC.

SECTION 3.05. Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable

Grantor, endorsed or assigned in blank or in favor of the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or in the name of its nominees (as pledgee or as sub-agent). Each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. The Administrative Agent shall at all reasonable times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement. Each Grantor shall use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Administrative Agent, pursuant to this Section 3.05, to exchange certificates representing Pledged Securities of such Loan Party for certificates of smaller or larger denominations.

SECTION 3.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents, provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of the Administrative Agent or any other of the Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii) the Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above; and

(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws, provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the

Pledged Collateral and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the form in which so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Company has delivered to the Administrative Agent a certificate to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Majority Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d) Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

(e) After all Events of Default have been cured or waived and the Company has delivered to the Administrative Agent a certificate stating that no Event of Default has occurred or is continuing, each Grantor shall have the right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above and the obligations of the Administrative Agent under paragraph (a)(ii) shall be in effect.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of its Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in and to any and all personal property and other assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”), which Article 9 Collateral includes but is not limited to:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all cash and Deposit Accounts;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all General Intangibles (including all Intellectual Property);

(vii)	all Instruments;

(viii)	all Inventory;

(ix)	all Investment Property;

(x)	all Letter-of-credit rights;

(xi)	all Commercial Tort Claims described on Schedule IV;

(xii)	all books and records pertaining to the Article 9 Collateral; and

(xiii)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and financing change statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) identify the applicable Collateral (including, in the case of any Grantor, by indicating the Collateral to be “all assets” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail) and (ii) contain the information required by Article 9 of the Uniform Commercial Code or other applicable law of each applicable jurisdiction for the filing of any financing statement, financing change statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements and financing change statements or amendments thereto if filed prior to the date hereof.

The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(c) The Security Interest and the security interest granted pursuant to Article III are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(d) Notwithstanding anything herein to the contrary, this Agreement shall not constitute a grant of a security interest in and the “Article 9 Collateral” and the “Pledged Collateral” shall not include, (i) any assets (including Capital Stock) hereafter acquired with respect to which the Collateral and Guarantee Requirement would not be required to be satisfied by reason of an express exclusion of such assets in the definition of “Collateral and Guarantee Requirement” in the Credit Agreement, (ii) any property excluded from the definition of Pledged Collateral pursuant to Section 3.01, (iii) any Letter of Credit rights to the extent any Grantor is required by applicable law to apply the proceeds of a drawing of such Letter of credit for a specified purpose, (iv) any Grantor’s right, title or interest in any license, contract or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, (v) any Equipment owned by any Grantor that is subject to a purchase money lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than the Grantors as a condition to the creation of any other security interest on such Equipment, (vi) to the extent applicable law requires that a subsidiary of such Grantor issue directors’ qualifying shares, such shares or nominee or similar shares, (vii) any right, title or interest of any Grantor in respect of the Harman Trust Agreement, (viii) any of the Capital Stock issued by the Additional Borrower owned by Harman KG Holding, LLC, (ix) any assets (including Capital Stock) to the extent that such grant of a security interest is prohibited by any applicable law, treaty, rule or regulation or (x) any Excluded Deposit Accounts.

(e) The Article 9 Collateral shall not include the last day of the term of any lease or agreement therefor and upon the enforcement of the Security Interest granted hereby in the Article 9 Collateral, the Grantors or any of them shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent, for the ratable benefit of the Secured Parties, that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) (i) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including, without limitation, the legal name of each Loan Party, is correct and complete in all material respects as of the Effective Date, (ii) the Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Company to the Administrative Agent after the Effective

Date in the case of filings, recordings or registrations required by subsection 7.11 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of Intellectual Property) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of renewals or continuation statements; (iii) each Grantor shall ensure that a Patent and Trademark Security Agreement, in substantially the form of Exhibit III hereto, and a Copyright Security Agreement in substantially the form of Exhibit IV hereto (such agreements being collectively referred to as the “IP Security Agreements”), in each case containing a description of the Article 9 Collateral consisting of the material pending and issued United States registered Patents, pending and registered United States Trademarks and pending and registered United States Copyrights, as applicable, and executed by each Grantor owning any such Article 9 Collateral, shall be delivered to the Administrative Agent, for registration thereof with the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of such material Intellectual Property in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Intellectual Property (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the New York UCC and (iii) subject to the filings described in Section 4.02(b), a security interest that shall be perfected in all Article 9 Collateral constituting material Intellectual Property in which a security interest may be perfected upon the receipt and recording of an IP Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement, financing change statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement, financing change statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) Schedule III hereto sets forth, to the best of each Grantor’s knowledge, as of the date hereof, (i) all of each Grantor’s material pending and issued United States Patents, including the name of the registered owner, type, registration or application serial number, issue number and expiration date (if already registered) of each such Patent application and issued Patent application owned by any Grantor, (ii) all of each Grantor’s material pending and registered United States Trademarks, including the name of the registered owner and the registration or application serial number of each such Trademark application and registered Trademark owned by any Grantor, and (iii) all of each Grantor’s material pending and registered United States Copyrights, if any, including the name of the registered owner, title and, if applicable, the registration number of each such registered Copyright owned by any Grantor.

(f) Schedule IV hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by any Grantor seeking damages in an amount of $5,000,000 or more.

SECTION 4.03. Covenants. (a) Each Grantor agrees to promptly provide the Administrative Agent with certified organizational documents reflecting any of the changes described in subsection 7.10 of the Credit Agreement. Each Grantor agrees promptly to notify the Administrative Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged, destroyed, or subject to condemnation.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to subsection 7.1(a) of the Credit Agreement, the Company shall deliver to the Administrative Agent a certificate executed by a Responsible Officer and the chief legal officer of the Company (i) setting forth the information required pursuant to the Perfection Certificate with respect to all Collateral owned as of such date or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 4.03(b) and (ii) certifying based on the Collateral owned and the applicable law in effect as of the date of such certificate that all Uniform Commercial Code financing statements and financing change statements (including fixture filings, as applicable) or other appropriate filings recordings or registrations, including all refilings, rerecordings and registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified in the Perfection Certificate to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

(c) Subject to the rights of such Grantor under the Loan Documents to dispose of Collateral, each Grantor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Administrative Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(d) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or financing change statements (including fixture filings) or other documents in connection herewith or therewith; provided, however, that (i) no action shall be required to perfect the security interest in any equipment or vehicle covered by a certificate of title and (ii) the Grantors shall not be required to take any measures to perfect the Security Interests in cash, Deposit Accounts or investment accounts through control or possession.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to identify specifically any asset or item that may constitute material Intellectual Property, provided that any Grantor shall have the right, exercisable within 30 days after the Company has been notified by the Administrative Agent of the specific identification of such Collateral, to advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Administrative Agent of the specific identification of such Collateral.

(e) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the

maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization, provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance of properties as set forth herein or in the other Loan Documents.

(f) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement.

(h) None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business.

(i) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in subsection 7.5 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

(j) Each Grantor shall maintain, in form and manner reasonably satisfactory to the Administrative Agent, records of its Chattel Paper, if any, and its books, records and documents evidencing or pertaining thereto.

(k) Harman KG Holding, LLC shall not (i) engage in any business or activity other than ownership of the interests in the Additional Borrower owned by it as of the Effective Date, (ii) own any assets other than its interests in the Additional Borrower owned as of the Effective Date, (iii) create, incur, assume or suffer to exist any Indebtedness or any Liens on any of its assets whether now or hereafter acquired or (iv) create, incur, assume or suffer to exist any liabilities (other than liabilities imposed by law, including tax liability or liabilities relating to its existence).

SECTION 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, for the ratable benefit of the Secured Parties, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any Instruments (other than any instrument received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities subject to the Security Interest and included in the Pledged Collateral, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably specify. If any securities now or hereafter acquired by any Grantor subject to the Security Interest and included in the Pledged Collateral are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s reasonable request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the securities.

(c) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5,000,000, the Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.05. Covenants Regarding Intellectual Property Collateral. (a) Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act omitting to do any act) whereby any Patent may become invalidated or dedicated to the public, and agrees that it shall use commercially reasonable efforts to continue to mark any products covered by a Patent that is material to the conduct of such Grantor’s business with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Grantor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights as required under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a Copyright material to the conduct of such Grantor’s business that it publishes, displays and distributes, use copyright notice as required under applicable copyright laws.

(d) Each Grantor shall notify the Administrative Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of such Grantor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Intellectual Property material to the conduct of its business, its right to register the same, or its right to keep and maintain the same.

(e) Each Grantor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Administrative Agent on an annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof during the preceding twelve-month period, in each case to the extent such application or registration relates to Intellectual Property material to the normal course of such Grantor’s business and (ii) execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may otherwise reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property and each Grantor hereby appoints the Administrative Agent as its attorney in fact to execute and file such writing for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable.

(f) Each Grantor shall exercise its reasonable business judgment with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Intellectual Property (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g) In the event that any Grantor knows or has reason to believe that any Article 9 Collateral consisting of Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Administrative Agent and shall, if the Grantor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages and take such other actions as are reasonably appropriate under the circumstances.

(h) Upon and during the continuance of an Event of Default, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) to the extent permitted under applicable law, with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) to the extent permitted under applicable law, with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. Subject to applicable law, the Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document in its capacity as such;

SECOND, to the payment in full of the Secured Obligations secured by such Collateral (the amounts so applied to be distributed among the applicable Secured Parties pro rata in accordance with the amounts of the applicable Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. Notwithstanding the foregoing, no Proceeds of Collateral securing solely the Foreign Secured Obligations shall be applied to Domestic Secured Obligations.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, in each case wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, upon the occurrence and during the continuation of an Event of Default, provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted in any jurisdiction analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect in the United States or any other country. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors and Grantors may have under applicable law (but subject to Section 6.03), each Borrower agrees that (a) in the event a payment in respect of any obligation shall be made by any Guarantor under this Agreement, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a Secured Obligation owed to any Secured Party, the Company shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Guarantor and Grantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Secured Obligation in respect of which the Contributing Party is liable hereunder or assets of any other Grantor (other than the Company) shall be sold pursuant to any Security Document to satisfy any Secured Obligation in respect of which the Contributing Party is liable hereunder and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Company as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors and Grantors liable for such Secured

Obligation, or that have granted Liens to secure such Secured Obligation, on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 7.15, the date of the supplement hereto executed and delivered by such Guarantor or Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall (subject to Section 6.03) be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.

SECTION 6.03. Limitations, Subordination. Notwithstanding any provision of this Agreement to the contrary, to the extent permitted by law and to the extent to do so would not constitute unlawful financial assistance, the Guarantors and Grantors shall have no rights under Sections 6.01 and 6.02 and shall not exercise any other rights of indemnity, contribution or subrogation under applicable law or otherwise until all of the payment in full in cash of the Secured Obligations owed by the Loan Party against whom the Guarantor or Grantor would otherwise have rights under Section 6.01 or 6.02. No failure on the part of the Company or any Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in subsection 11.2 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the Company as provided in subsection 11.2 of the Credit Agreement.

SECTION 7.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with subsections 11.1 and 11.1A of the Credit Agreement.

SECTION 7.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in subsection 11.5 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor and each Guarantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by any Guarantor or Grantor arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.03 shall be payable on written demand therefor.

SECTION 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 7.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly provided in this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.07. Severability; Limitation by Law. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 7.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Agreement owed to such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Secured Party under this Section 7.08 are in addition to other rights and remedies (including other rights of set-off) that such Secured Party may have.

SECTION 7.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, provided that the provisions set forth in Section 2.04 shall be construed in accordance with and governed by the laws of the Federal Republic of Germany.

(b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor, Guarantor, or their respective properties in the courts of any jurisdiction.

(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 7.09. Each of the Loan Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 7.12. Security Interest Absolute. To the extent permitted by law, all rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Secured Obligations or this Agreement.

SECTION 7.13. No Subordination. Notwithstanding anything to the contrary contained in this Agreement, the Credit Agreement or any other Loan Document (including any provision for, reference to, or acknowledgement of, any Lien or Permitted Lien), nothing herein and no approval by the Administrative Agent or any Secured Party of any Lien or Permitted Lien (whether such approval is oral or in writing) shall be construed as or deemed to constitute a subordination by the Administrative Agent or any

Secured Party of any security interest or other right, interest or Lien in or to the Collateral or any part thereof in favor of any Lien or Permitted Lien or any holder of any Lien or Permitted Lien.

SECTION 7.14. Termination or Release. (a) This Agreement, the guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Obligations have been reduced to zero and the Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Subsidiary Loan Party (other than the Additional Borrower) shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Loan Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary, provided that the Majority Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or other transfer to a Borrower or any Subsidiary), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to subsection 11.1A of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.14, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Administrative Agent.

SECTION 7.15. Additional Subsidiaries. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Loan Party and a Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Loan Party and a Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.16. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the

Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes, provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED,

By:
/s/ Todd A. Suko
	Name:	Todd A. Suko
	Title:	Executive Vice President, General Counsel & Secretary

HARMAN HOLDING GMBH & CO. KG,

By:

Harman Management GmbH, as General Partner

By:
/s/ Todd A. Suko
	Name:	Todd A. Suko
	Title:	Managing Director

HARMAN BECKER AUTOMOTIVE SYSTEMS, INC.,

By:
/s/ Todd A. Suko
	Name:	Todd A. Suko
	Title:	VP & Secretary

HARMAN FINANCIAL GROUP LLC,

By:
/s/ Todd A. Suko
	Name:	Todd A. Suko
	Title:	VP & Secretary

[Signature Page to Guarantee and Collateral Agreement]

HBAS MANUFACTURING, INC.,

By:
/s/ Todd A. Suko
	Name:	Todd A. Suko
	Title:	VP & Secretary

HARMAN PROFESSIONAL, INC.,

By:
/s/ Todd A. Suko
	Name:	Todd A. Suko
	Title:	VP & Secretary

HARMAN CONSUMER, INC.,

By:
/s/ Todd A. Suko
	Name:	Todd A. Suko
	Title:	VP & Secretary

BECKER SERVICE- UND VERWALTUNG GMBH,

By:
/s/ Todd A. Suko
	Name:	Todd A. Suko
	Title:	Managing Director

HARMAN DEUTSCHLAND GMBH,

By:
/s/ Todd A. Suko
	Name:	Todd A. Suko
	Title:	Managing Director

[Signature Page to Guarantee and Collateral Agreement]

HARMAN BECKER AUTOMOTIVE SYSTEMS HOLDING GMBH,

By:
/s/ Mark Hartje
	Name:	Mark Hartje
	Title:	Authorized Signatory

HARMAN BECKER AUTOMOTIVE SYSTEMS HOLDING GMBH,

By:
/s/ Dr. Frank Groth
	Name:	Dr. Frank Groth
	Title:	Authorized Signatory

HARMAN BECKER AUTOMOTIVE SYSTEMS GMBH,

By:
/s/ Sachin Lawande
	Name:	Sachin Lawande
	Title:	Co-President

HARMAN BECKER AUTOMOTIVE SYSTEMS GMBH,

By:
/s/ Michael Mauser
	Name:	Michael Mauser
	Title:	Managing Director

[Signature Page to Guarantee and Collateral Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
/s/ Susan H. Atha
	Name:	Susan H. Atha
	Title:	Vice President

[Signature Page to Guarantee and Collateral Agreement]

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